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                                                                    EXHIBIT 99.1



Prepared May 15, 1993

                         COMPATIBLE SYSTEMS CORPORATION

                             1993 STOCK OPTION PLAN


               1. Introduction. This 1993 Stock Option Plan (the "Plan") is established for the purpose of providing key employees and those associated with Compatible Systems Corporation, a Colorado corporation (the "Corporation"), the opportunity to participate in the growth of the Corporation through the purchase of $.001 par value Common Stock of the Corporation (the "Common Stock"). The Board of Directors believes that the Plan affords an appropriate means of rewarding key employees, consultants and directors for their past and future contributions to the Corporation's growth, and of encouraging such employees, consultants and directors to remain in or enter the service of the Corporation. The options granted under the Plan are intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), unless designated as non-qualified stock options. Any incentive stock option which for any reason is no longer eligible to be treated as an incentive stock option shall be deemed to be a non-qualified stock option effective as to the date of grant of such option.

               2. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Corporation (the "Board") or a committee of the Board consisting of not less than two members appointed by the Board and serving at the Board's pleasure (the "Committee"). Any vacancy occurring in the membership of the Committee shall be filled by appointment by the Board. As used herein, the term Board shall also mean the Committee of the Board.

               The Board may from time to time adopt such rules and regulations as it may deem advisable for the administration of the Plan, and may alter, amend or rescind any such rules and regulations in its discretion. The Board shall have the power to interpret or amend or discontinue the Plan, except that any amendment which increases the aggregate number of shares for which options may be granted under the Plan, or which alters the class of employees to whom options may be granted, shall take effect only upon approval of the shareholders of the Corporation holding a majority of the voting stock of the Corporation as such requirement is set forth in the Code (and, if applicable, such additional voting requirements set forth in the Colorado Corporation Code, Articles of Incorporation, or by agreement); and further provided that without the written consent of an optionee, no amendment or suspension of the Plan shall alter or impair any option previously granted to optionee under the Plan, subject to any provisions otherwise in the Plan. All decisions made by the Board in the administration and interpretation of the Plan shall be binding and conclusive for all purposes. No member of the Board shall be liable for any action taken or decisions made by him or her in good faith with respect to the Plan or any option granted under it. The Board may delegate the grant of options to a committee of management of the Corporation so long as the Board ratifies by formal Board actions all options granted by such committee of management.

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               3. Grant of Options. Except as provided in Section 7 hereof, options may be granted under the Plan for a total of One Million (1,000,000) shares of Common Stock to one or more key employees and, with respect to non-qualified stock options, to key employees, directors and consultants of the Corporation selected by the Board in the Board's sole discretion. The grant of an option hereunder shall be evidenced by written notice of the grant (which may be in the form of a stock option agreement), of the terms and conditions of the option granted, and whether the option is an incentive stock option or non-qualified stock option, which notice shall be delivered to the individual to whom the option is granted. No stock option may be granted under the Plan more than 10 years after the adoption of the Plan by the Board.

               4. Terms and Conditions of Options. The type of option, the number of shares which may be purchased under each option and the purchase price per share, shall be designated by the Board at the time the option is granted. The purchase price per share of an incentive stock option shall in no event be less than 100% of the fair market value of each share at the time the incentive stock option is granted, provided, however, that incentive stock options may not be granted to any holder of the voting rights of 10% or more of the total combined voting power of all classes of stock of the Corporation at the time of grant, unless the purchase price shall be at least 110% of the fair market value of the shares at the time of grant. "Fair market value" shall be determined as set forth in Section 6 below. An option granted under the Plan shall not be transferable by the individual to whom it is granted otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the lifetime of such individual, only by optionee; provided, however, that if such individual becomes legally disabled, his or her legal representative may exercise the option on optionee's behalf, and upon the death of an optionee, the estate or other person who acquired the right to exercise the option by bequest or inheritance may exercise the option. No incentive stock options shall be granted under the Plan to any employee where the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by such employee during any calendar year (under all such plans of the Corporation and its parent and subsidiary corporations) shall exceed $100,000. Options may be granted under the Plan which are non-qualified stock options, including options exceeding the previously stated limits. All options shall be exercisable even though there may be outstanding any other option(s) which was or were granted before the granting of such option. The Board may impose on any option any additional terms and conditions which it deems advisable and which are not inconsistent with the Plan.

               5. Exercise of Options. Unless otherwise determined by the Board and set forth in Optionee's Non-Qualified Stock Option Agreement or Incentive Stock Option Agreement, as applicable, in the forms attached hereto and incorporated herein, options granted hereunder shall mature and become exercisable as follows:



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
                                                              Percentage of
                    Period of Time                             Shares for
                    After Date of                           Which Option May
                        Grant                                 Be Exercised
                ----------------------                   ----------------------
                      12 months                                    25%
                Every month thereafter                           2.083%
                      48 months                                   100%

               An optionee may exercise less than all the matured portion of the option, in which case such unexercised, matured portion shall continue to remain exercisable, subject to the terms of the Plan, until the option terminates as provided below.

               Unless otherwise specified by the Board, incentive and non-qualified stock options granted hereunder shall be exercisable by an optionee for a period of three months after optionee's employment by the Corporation terminates, other than a termination for cause, but only to the extent such optionee was entitled to exercise such option at the date of termination. If optionee's employment with the Corporation is terminated "for cause" (which shall include (i) a material failure by optionee, as determined solely in the discretion of the Board, to carry out the responsibilities and requirements of optionee's position with the Corporation, or (ii) the commission by optionee, as determined solely in the discretion of the Board, of any act performed other than pursuant to optionee's duties to the Corporation, which has or may have a material adverse effect on the business or reputation of the Corporation), the option shall not be exercisable at any time after such termination. If an optionee dies at a time when such optionee could have exercised an incentive or non-qualified stock option or any part thereof, then the option shall remain exercisable for a period of twelve months from the date of such individual's death, and may be exercised by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of the optionee's death. Notwithstanding any other provision of this section or of any other section of the Plan, no stock option granted hereunder shall be exercisable after the expiration of eight years from the date such option is granted, provided however, that no incentive stock option granted to a 10% stockholder (as referenced in Section 4 hereof) shall be exercisable after the expiration of 5 years from the date such option is granted. Any option which is no longer exercisable pursuant to the terms of this paragraph shall terminate, and the shares underlying such unexercised option shall again be available for grant under this Plan.

               Incentive stock options may be granted only to employees (including officers) of the Corporation. A director of the Corporation shall not be eligible to be granted an incentive stock option unless the director is also an employee of the Corporation. An optionee may, if he or she is otherwise eligible, be granted additional options. Employment with the Corporation shall include employment with any parent or subsidiary as defined in Section 425 of the Code.

               The manner of exercise shall be by written notice sent by the holder of the option (including any holder upon death of optionee) to the Corporation, setting forth the number 0! shares desired to be purchased, stating whether the optionee is exercising an incentive stock



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option or non-qualified stock option and accompanied by cash or check in the amount equal to the full purchase price of the shares being purchased; provided, however, that the Corporation may in its discretion allow the optionee to pay the purchase price in whole or' in part by transferring to the Corporation shares of Common Stock held by optionee or by being credited by the Corporation for shares which optionee has a right to acquire in the option being exercised, in which case such certificate shall reflect the number of shares after payment of the exercise price. Notice of exercise shall be addressed to the Corporation at its principal place of business; Attention: President; shall be signed by the holder of the option (including any holder upon death of optionee); and shall, at the option of the Corporation, contain a representation, in the form provided by the Corporation, that the shares are being purchased for investment only and not for resale or distribution and such other representations and agreements as the Corporation may reasonably require, as well as (if requested by the Corporation) any Stockholders Agreement which is applicable to holders of 67% or more of the outstanding Common Stock. The Corporation may place any legend on any certificate issued hereunder which it deems necessary to comply with any applicable law. Within a reasonable time after receipt of notice in the form specified above, the Corporation shall cause to be issued and delivered to the holder of the option a certificate for the number of shares of Common Stock which the holder has purchased, provided, however, that the Corporation may in its discretion allow the optionee to elect to pay any withholding taxes payable, in whole or in part, by transferring to the Corporation shares of Common Stock of the Corporation owned by optionee or by being credited by the Corporation for shares he or she has a right to acquire in the option being exercised, in which case such certificate shall reflect the number of shares after payment of the taxes. All documentary stamp taxes payable on account of such issue shall be paid for by the Corporation. In no event shall the Corporation be required to issue fractional shares upon the exercise of an option.

               No person shall have any rights as a stockholder with respect to any shares covered by an option until the date of the issuance of a stock certificate(s) for the shares for which the option has been exercised. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate(s) are issued, except as provided in Section 7. Nothing in this Plan or in any option agreement shall confer upon any optionee any right to continue in the employ of the Corporation or interfere in any way with any right of the Corporation to terminate the optionee's employment at any time. The adoption of the Plan of itself, shall not be deemed to entitle any employee to any rights to be granted options.

               6. Definition of Fair Market Value. For the purposes of this Plan, "fair market value" shall mean either the exercise price per share established in the discretion of the Board of Directors or, in the event the Company's stock is publicly traded: (i) the average of the closing bid and asked prices per share of Common Stock of the Company on the date preceding the date of grant, as reported by the National Association of Securities Dealers Automated Quotation System, (ii) the average of the closing bid and asked prices per share of Common Stock of the Company on the date preceding the date of grant, as reported by the National Quotation Bureau, Inc.'s "pink sheets," or National Bulletin Board or (iii) if the Company's Common Stock is listed on a national securities exchange, fair market value shall mean the closing price on such preceding date as reported by the Wall Street Journal.



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               7. Stock Splits; Mergers. etc. In case of any stock split, stock dividend, combination or similar transaction which increases or decreases the number of outstanding shares of the Corporation's Common Stock, appropriate adjustment will be made to both the number of shares which may be purchased under the Plan and the number and price per share of Common Stock which may be purchased under any outstanding options. In the case of any merger, liquidation, sale of all or substantially all of the assets of the Corporation or other transaction which results in the replacement of the Corporation's Common Stock with the stock of another corporation, the Board may provide for the acceleration of the exercise date of some or all of the non-exercisable portion of any outstanding option to the day immediately preceding the closing day of such event, and/or may provide for the replacement of any options with comparable options to purchase the stock of such other corporation.

               8. Effective Date. The Plan shall take effect upon the adoption of the Plan by the Board, being 5/7, 1993. If the Corporation's shareholders have not approved the adoption of the Plan by 5/27, 1994, all incentive stock options granted hereunder shall no longer be incentive stock options and shall instead be deemed non-qualified stock options effective as of their date of grant.

               The following exhibits are incorporated herein by reference:

               A - Stock Option Exercise Notice
               B - Non-Qualified Stock Option Agreement
               C - Incentive Stock Option Agreement

               THE FOREGOING IS THE PLAN ADOPTED BY THE BOARD OF DIRECTORS OF COMPATIBLE SYSTEMS CORPORATION ON 5/27, 1993

                                   Signatory:
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                                   Title:
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                                   Date:
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